UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 7, 2014)
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PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.
(Exact name of registrant specified in its charter)
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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition Assets.

Kipling Marketplace

On August 7, 2014, Phillips Edison - ARC Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a grocery-anchored shopping center containing 90,124 rentable square feet located on approximately 8.69 acres of land in Littleton, Colorado (“Kipling Marketplace”) for approximately $12.45 million, exclusive of closing costs. The Company funded the purchase price with proceeds from the offering. Kipling Marketplace was purchased from Terramar Retail Centers, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Kipling Marketplace is 96% leased to 19 tenants. Safeway, a market-leading grocery store chain, occupies 50,794 rentable square feet at Kipling Marketplace. Based on the current condition of Kipling Marketplace, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Kipling Marketplace is adequately insured.

Item 8.01. Other Events.

Press Release

On August 12, 2014, the Company issued a press release announcing its acquisition of Kipling Marketplace. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

Dated: August 12, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 12, 2014.